                                                                    Exhibit 23.1




              CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement Nos. 33-57700, 33-65084, and 33-10965 of SSE Telecom, Inc. on Form S-8 and in Registration Statement No. 33-57046 of SSE Telecom, Inc. on Form S-3 of our report dated November 25, 1998, appearing in and incorporated by reference in this Annual Report on Form 10-K for SSE Telecom, Inc. for the year ended September 26, 1998.



                                                       /s/ Deloitte & Touche LLP


San Jose, California
December 28, 1998